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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -----------------

                                  FORM 8-K /A
                                  AMENDMENT #1

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 9, 2006
                               -----------------


                            CARSUNLIMITED.COM, INC.
           ---------------------------------------------------------
               (Exact name of registrant as specified in Charter)

            Nevada                      000-28195               11-3535204
(State or other jurisdiction of    (Commission File No.)      (IRS Employee
incorporation or organization)                              Identification No.)

                         305 Madison Avenue, Suite 4510
                            New York, New York 10165
            ---------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (212) 986-0886
                -----------------------------------------------
                           (Issuer Telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                Explanatory Note

On August 9, 2006, Innopump, Inc., a Nevada Corporation ("Innopump") closed on an Agreement and Plan of Merger ("Merger Agreement") by and among, Innopump, Carsunlimited.com, Inc., (the Registrant "CARS") and its subsidiary, Pump Acquisition Corp., ("PAC"), on the completion of which, the Innopump shareholders owned 93.25% of the Registrant. The Merger was accounted for as a reverse merger (recapitalization) with Innopump deemed to be the accounting acquirer. The Merger Agreement was previously reported in the Registrant's Current Report on Form 8-K filed August 11, 2006 which included proforma and audited financial statements of Innopump for the fiscal years ended June 30, 2005 and 2004 and proforma and unaudited financial statements for the nine months ended March 31, 2006.

On September 13, 2006, the Registrant filed a Current Report on Form 8-K reporting its election to change its fiscal year from the twelve month period ending December 31 to a twelve month period ending June 30, the fiscal year end of Innopump.

This amendment on Form 8-K/A, amending the August 11, 2006 Form 8-K, contains proforma and audited financial statements of Innopump, the accounting acquirer, for the fiscal year ended June 30, 2006. In accordance with the position of the Accounting Staff Members in the SEC's Division of Corporation Finance as expressed in "Division of Corporation Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance" dated March 31, 2001, no transition period report will be filed because the Registrant elected to adopt the fiscal year of its accounting acquirer. The current report also updates the Management Discussion and Analysis of Financial Condition to reflect subsequent events since the closing.


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           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION


The following discussion and analysis pertains to the operations of Innopump for the two years ended June 30, 2006.


Liquidity, Capital Resources, and Going Concern

      The following table sets forth the working capital (deficiency) position of Innopump as of June 30, 2006:

                                            At June 30,
                                               2006

Current assets                              $ 1,241,514
Current liabilities                           9,036,692

Working capital (deficiency)                $(7,795,178)
                                            ===========

At June 30, 2006, Innopump had incurred cumulative losses of approximately $6.9 million since inception and utilized cash of approximately $3.1 million for operating activities during the two years ended June 30, 2006. Innopump has a working capital deficit of approximately $7.8 million and a stockholders' deficit of approximately $6.9 million as of June 30, 2006.

On August 9, 2006, as a result of the merger, CARS sold 10% senior redeemable convertible debt ("Convertible Debt") in the principal amount of $7.5 million to Mellon HBV Master U.S. Event Driven Fund, L.P. and Mellon HBV Master Global Event Driven Fund, L.P. (collectively referred to as the "Investor"). The note bears interest at 10% per annum and is due on February 9, 2009. The proceeds were first used to pay approximately $1.1 million in financing and legal fees, $4.4 million in current notes payable and accrued interest and $400,000 in other current obligations which became due on the date of the merger. Innopump received net proceeds of approximately $1.6 million, which management plans to use for future working capital needs.

At June 30, 2006, Innopump had approximately $7.1 million in current notes payable and accrued interest. On August 9, 2006, subsequent to the reverse merger with CARS, Innopump converted $1.2 million of these notes into common stock. As noted above, Innopump repaid approximately $4.4 million with the proceeds from the $7.5 million financing. The remaining current notes payable of approximately $1.5 million are primarily due to shareholders which management believes will be extended prior to maturity.

On September 29, 2006, Innopump received $700,000 from a consumer products company in exchange for the Company's undertaking to deliver pre-production samples of a specially designed dual chamber dispensing pump and to fund pre-production tooling and mold expenses. If the samples do not satisfy the consumer product's company's requirements, there is no obligation to repay the advance. If the samples satisfy the consumer product's company's requirements, Innopump anticipates that it will enter into an exclusive supply relationship with the consumer products company having a term in excess of one year and that the advance will be applied against future revenues.


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

Management recognizes that Innopump must generate additional revenue and sufficient gross profits to achieve profitable operations. Management's plans to increase revenues include the continued building of its customer base and product line, especially in the food and cosmetic industries. Management believes that the capital received as a result of the above transactions will enable Innopump to begin to build its product line with the necessary equipment expenditures required, but that additional financing will be required within the next 12 months.

Based on our current operating plan and our available cash and cash equivalents, we expect that we will need to obtain additional financing through the sale of equity securities, private placements, and/or bridge loans within 12 months. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations.

There can be no assurance that we will be able to obtain sufficient debt or equity financing on favorable terms if at all, or that we will be successful in building our customer base and product line. If Innopump is unsuccessful in building its customer base and obtaining financing for its capital equipment requirements or is unable to obtain additional financing on favorable terms there could be a material adverse effect on the financial position, results of operations and cash flows of Innopump. The accompanying financial statements do not include any adjustments that might be necessary if Innopump is unable to continue as a going concern.

Results of Operations

Fiscal years ended June 30, 2006 and 2005

REVENUES. During the year ended June 30, 2006, Innopump had revenues of $223,404 as compared to revenues of $113,297 during the year ended June 30, 2005, an increase of approximately 97%. In 2005, the revenue was primarily attributable to one customer in the food industry. In 2006, approximately 42% of the revenue was attributable to two customers in the food industry and approximately 58% was attributable to three customers in the cosmetic and beauty industries. We believe that our sales will continue to grow as we strengthen our sales force and are able to introduce new products and our customer base will be diversified.

GROSS MARGIN. Cost of revenues - direct costs, which consist of direct labor, overhead and product costs, were $170,163 (76% of revenues) for the year ended June 30, 2006 as compared to $100,347 (89% of revenues) for the year ended June 30, 2005. The increase for 2006 is a result of the increase in revenues. The decrease as a percent of revenues is related to lower production labor costs. The labor for the one product manufactured in 2005 for one customer required more processes and manual labor than the products manufactured in 2006. Cost of revenues - indirect costs, which consist of indirect labor, quality control costs, factory maintenance, product development and depreciation, were $509,410 for the year ended June 30, 2006 as compared to $323,552 for the year ended June 30, 2005. The increase was due primarily to increased depreciation of approximately $63,000 due to the purchase of more manufacturing equipment and approximately $216,000 in product design including samples and prototype parts, and additional labor for testing and development in 2006 as compared to $93,000 in 2005. Gross margin was a deficit of $(456,169) for the year ended June 30, 2006 as compared to a deficit of $(310,602) for the year ended June 30, 2005, representing gross margins of approximately (204)% and (274)% of revenues, respectively. The improvement in our gross margin percentage is attributable to increased revenues, decreased direct costs as a percentage of revenues, which are offset by an increase in indirect costs of revenues as described. Management believes that these indirect costs, which are primarily related to the development of a new smaller dispenser, will decrease as products become introduced into the marketplace and as revenues increase to cover these costs. Management also believes direct costs will decrease on a percentage of revenue basis as labor becomes streamlined with the addition of new assembly equipment and that production capacity will increase with the purchase of additional molds with higher cavity production capabilities.


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OPERATING EXPENSES. General and administrative expenses totaled $2,240,987 for the year ended June 30, 2006, as compared to $1,127,980 for the year ended June 30, 2005, an increase of approximately 99%. This increase of approximately $1,113,000 is primarily attributable to an increase in the technical consultant fee and royalties due the licensor under contract of $100,000, an increase in consulting fees of $92,000 as more general consultants were used in 2006 for sales and other administrative functions, an increase in salaries of $463,000 as the Company established a financial and sales staff which did not exist in 2005, an increase in legal and professional fees of $278,000 as there became a greater need for these services in conjunction with financing and the merger, and an increase in travel expenses of approximately $40,000 as more overseas travel was required in 2006 as manufacturing procedures and processes were being developed. The balance of the increase was comprised of increases in various costs due to the growth of the operations of Innopump.

NET LOSS. Innopump had a net loss of $3,158,792 for the year ended June 30, 2006 as compared to $1,602,718 for the year ended June 30, 2005, an increase of approximately $1,556,000. The increase in net loss is attributable to the increases in general and administrative and cost of revenues as described above. In addition, interest expense increased by approximately $202,000 in 2006 due to increased debt obligations. Innopump management believes that revenues will continue to increase as Innopump introduces new products and is able to grow its customer base, and direct costs will decrease as production becomes more automated, allowing operating expenses and indirect costs to be covered and an improvement in the gross margin.

Fiscal years ended June 30, 2005 and 2004

REVENUES. During the year ended June 30, 2005, Innopump had revenues of $113,297 as compared to revenues of $88,414 during the year ended June 30, 2004, an increase of approximately 28%. In 2004, the revenue was attributable to one customer in the cosmetic industry and in 2005 the revenue was primarily attributable to one customer in the food industry. We believe that our sales will continue to grow as we strengthen our sales force and are able to introduce new products and our customer base will be diversified.

GROSS MARGIN. Cost of revenues - direct costs, which consist of direct labor, overhead and product costs, were $100,347 for the year ended June 30, 2005 as compared to $63,121 for the year ended June 30, 2004. The increase for 2005 is a result of both the increase in revenues and the increase in production labor costs. The labor for the product manufactured in 2005 required more processes and manual labor than the product manufactured in 2004. Cost of revenues - indirect costs, which consist of indirect labor, quality control costs, factory maintenance, product development and depreciation, were $323,552 for the year ended June 30, 2005 as compared to $146,807 for the year ended June 30, 2004. The increase was due primarily to increased depreciation of approximately $68,000 due to the purchase or more manufacturing equipment and approximately $91,000 in product design and additional labor for testing and development in 2005 as compared to $23,000 in 2004. Gross margin was a deficit of $(310,602) for the year ended June 30, 2005 as compared to a deficit of $(121,514) for the year ended June 30, 2004, representing gross margins of approximately (274)% and
(137)% of revenues, respectively. The decline in our gross margin percentage is attributable to increased direct and indirect cost of revenues as described. Management believes that these indirect costs will decrease as products become introduced into the marketplace and as revenues increase to cover these costs. Management also believes direct costs will decrease on a percentage of revenue basis as labor becomes streamlined with the addition of new equipment.

OPERATING EXPENSES. General and administrative expenses totaled $1,127,980 for the year ended June 30, 2005, as compared to $573,057 for the year ended June 30, 2004, an increase of approximately 97%. This increase of approximately $555,000 is primarily attributable to an increase in the technical consultant fee and royalties due the licensor under contract of $130,000, an increase in consulting fees of $42,000 as more general consultants were used in 2005 for sales and other administrative functions, the inception of the payment of salaries of $100,000 which did not exist in 2004, an increase in legal and professional fees of $156,000 as there became a greater need for these services, and an increase in travel expenses of approximately $40,000 as more overseas travel was required in 2005 as manufacturing procedures and processes were being developed.

NET LOSS. Innopump had a net loss of $1,602,718 for the year ended June 30, 2005 as compared to $838,848 for the year ended June 30, 2004, an increase of approximately $765,000. The increase in net loss is attributable to the increases in general and administrative and cost of revenues as described above. In addition, interest expense increased by approximately $69,000 in 2005 due to increased debt obligations. Innopump management believes that revenues will continue to increase as Innopump introduces new products and automates production which will cover operating expenses and indirect costs and improve the gross margin.


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Item 9.01    FINANCIAL STATEMENT AND EXHIBITS.

(a)    Financial Statements of Businesses Acquired

The audited financial statements of Innopump for the years ended June 30, 2006 and June 30, 2005 are incorporated herein by reference to Exhibit 99.5 to this Current Report 8-K/A.

(b)    Pro Forma Financial Statements

Our unaudited pro forma condensed financial statements as of and for the year ended June 30, 2006 are incorporated herein by reference to Exhibit 99.6 to this Current Report 8-K/A.

Our unaudited pro forma combined condensed balance sheet as of June 30, 2006 and our unaudited pro forma combined condensed statement of operations for the year ended June 30, 2006 are incorporated herein by reference to Exhibit 99.6 to this Current Report, and are based on the historical financial statements of us and Innopump after giving effect to the Exchange Transaction. In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Innopump is considered the accounting acquiror. The Merger was completed on August 9, 2006. Because Innopump's owners as a group retained or received the larger portion of the voting rights in the combined entity and Innopump's senior management represents a majority of the senior management of the combined entity, Innopump was considered the acquiror for accounting purposes and will account for the Merger as a reverse acquisition. The acquisition will be accounted for as the recapitalization of Innopump since, at the time of the acquisition, the development of our hardware product and the sales of our software product generated minimal revenues. Our fiscal year will end on June 30.

The unaudited pro forma combined condensed balance sheet as of June 30, 2006 is presented to give effect to the Merger as if it occurred on June 30, 2006 and combines the historical balance sheet of Innopump at June 30, 2006 and the historical balance sheet of Carsunlimited.com, Inc. at June 30, 2006. The unaudited pro forma combined condensed statement of operations of Innopump and Carsunlimited.com, Inc. for the year ended June 30, 2006 is presented as if the combination had taken place on July 1, 2005.

Reclassifications have been made to Innopump's historical financial statements to conform to Innopump's historical financial statement presentation.

The unaudited pro forma combined condensed financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and accompanying notes of Innopump and CARS. The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of our results of operations or financial condition that would have been reported had the Exchange Transaction been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial condition of the Registrant.


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(c)    INDEX TO EXHIBITS.

Exhibit
Number      Description
-------     -----------

      23.2 Consent of Rothstein Kass & Company, P.C., Independent Registered Public Accounting Firm

      99.5 Audited financial statements of Innopump, Inc. for the years ended June 30, 2006 and 2005.

      99.6 Unaudited pro forma condensed financial statements of Carsunlimited.com, Inc., as of and for the fiscal year ended June 30, 2006.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2006                  Carsunlimited.com, Inc.

                                        By: /s/ Geoffrey Donaldson
                                            -----------------------
                                            Geoffrey Donaldson
                                            Chief Executive Officer